EXHIBIT 23.3

                                        Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Cali Realty Corporation of our report dated May 2, 1996, appearing on page 7 on Form 8-K dated July 16, 1996. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ Schonbraun Safris Sternlieb & Co., L.L.C.
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Schonbraun Safris Sternlieb & Co., L.L.C.
West Orange, New Jersey
August 9, 1996